EXHIBIT 99.1

CytoSorbents Rights Offering Begins

To Participate, Eligible Stockholders Should Consult Their Broker or Financial Advisor in Advance of the Rights Offering Expiration on January 10, 2025

PRINCETON, NJ, December 23, 2024 — CytoSorbents Corporation (NASDAQ: CTSO) announces the commencement of its Rights Offering, previously detailed in our December 9, 2024 announcement press release.

Stockholders and certain Warrantholders of record on December 16, 2024 are now being distributed a dividend of one non-transferable Subscription Right Warrant (“Subscription Right”) for each share of common stock owned on the record date.

•	Each Subscription Right, when exercised before the expiration date of 5:00PM EST on January 10, 2025, enables one Unit purchase at a subscription price of $1.00 per Unit. Each Unit consists of one share of common stock and two transferable short-term Right Warrants to purchase up to two additional shares of common stock, if available, at discounted prices.
•	D.F. King & Co., Inc., the information agent for the offering, has mailed Subscription Right certificates and a copy of the prospectus and prospectus supplement for the offering to certain Subscription Right holders. Stockholders who hold their shares in “street name” through a brokerage account, bank or other nominee will not receive physical Subscription Right certificates, but will generally be notified in the “Messages” or “Corporate Action” section of their online brokerage or bank account where their CTSO shares are held, and must instruct their broker, bank or nominee whether to exercise the Subscription Rights on their behalf.

•	Investors can exercise all, some, or none of their Subscription Rights by completing the associated online or hard copy documentation or speaking to their broker or banking representative, and arranging payment.
•	Investors who exercise all of their basic subscription rights will also have the opportunity to participate in an oversubscription of unsubscribed Subscription Rights, if available. If desired, they must elect this option at the time of their subscription rights exercise.
•	Upon completion of the subscription period on January 10, 2025, participating stockholders who purchased Units will then receive the associated shares of common stock and Right Warrants to their brokerage account, subject to pro-rata adjustment if the Rights Offering is oversubscribed.
•	Brokers may require earlier action to process orders. Exercise instructions received after the expiration date and time will not be honored, so investors who wish to participate may need to exercise ahead of the deadline.
•	Any payment received from either the exercise of the basic right or oversubscription privilege and not applied will be refunded to the stockholder without interest or penalty.

For any questions or further information about this Rights Offering, please call D.F. King & Co., Inc., the information agent for the offering, at (800) 549-6864 (toll-free) or (212) 269-5550 (broker-dealers and nominees), or email to: CTSO@dfking.com.

A short presentation on this Rights Offering has been filed with the SEC as a free writing prospectus and can be found in the presentation section on our investor relations website at https://ir.cytosorbents.com/events-presentations. Additional information about the Company can be found at www.cytosorbents.com and https://ir.cytosorbents.com/.

Moody Capital Solutions, Inc. is the dealer manager for the offering. Any interested broker dealers may contact Moody at info@moodycapital.com

The Rights Offering is being made pursuant to CytoSorbents’ effective shelf registration statement on Form S-3 (File No. 333-281062), and a related prospectus supplement containing the detailed terms of the rights offering filed with the SEC. The information in this press release is not complete and is subject to change. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The Rights Offering is being made only by means of a prospectus and a related prospectus supplement. The prospectus incorporates all the Company’s SEC filings by reference. Copies of the prospectus and related prospectus supplement, are being distributed to all Subscription Right recipients and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the offering.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, ECMO, heart-lung machines). CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding and 2) the removal of inflammatory agents in common critical illnesses such as sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in 76 countries worldwide, with more than a quarter million devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure, to reduce pro-inflammatory cytokine levels. CytoSorb is not yet approved in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two FDA Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. In September 2024, the Company submitted a De Novo medical device application to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. In November 2024, the Company received its Medical Device Single Audit Program (MDSAP) certification and submitted its Medical Device License (MDL) application to Health Canada. DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 14, 2024, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer

305 College Road East

Princeton, NJ 08540

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA

Investor Relations, ICR-Westwicke

(443) 450-4191

ir@cytosorbents.com